UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

McKesson Corporation

(Exact name of Registrant as specified in its charter)

Delaware	94-3207296
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

One Post Street

San Francisco, California 94104

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
0.625% Notes due 2021	New York Stock Exchange LLC
1.500% Notes due 2025	New York Stock Exchange LLC
3.125% Notes due 2029	New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-215763

(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

McKesson Corporation (the “Registrant”) has filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, a prospectus supplement relating to the Registrant’s 0.625% Notes due 2021 and 1.500% Notes due 2025, dated February 13, 2017 (the “Euro Prospectus Supplement”) and a prospectus supplement relating to the Registrant’s 3.125% Notes due 2029, dated February 13, 2017 (the “Sterling Prospectus Supplement” and, together with the Euro Prospectus Supplement, the “Prospectus Supplements”) to a prospectus dated January 27, 2017 (the “Prospectus”) contained in the Registrant’s effective Registration Statement on Form S-3 (Registration No. 333-215763) (the “Registration Statement”), which Registration Statement was filed with the Commission on January 27, 2017, relating to the securities to be registered hereunder. The Registrant incorporates by reference the Prospectus and the Prospectus Supplements to the extent set forth below.

Item 1	Description of Registrant’s Securities to be Registered.

The securities to be registered hereunder are €600,000,000 aggregate principal amount of 0.625% Notes due 2021, €600,000,000 aggregate principal amount of 1.500% Notes due 2025 and £450,000,000 aggregate principal amount of 3.125% Notes due 2029 (collectively, the “Notes”) of the Registrant. The information with respect to the Notes required by this item is incorporated by reference to the information contained in the sections captioned “Description of the Notes” and “United States Federal Income Tax Consequences” in each of the Prospectus Supplements and “Description of the Debt Securities” in the Prospectus.

Item 2	Exhibits.

The following exhibits are filed herewith and are incorporated by reference:

4.1	Indenture, dated as of December 4, 2012, by and between McKesson Corporation and Wells Fargo Bank, National Association, as trustee (Exhibit 4.1 to McKesson Corporation’s Current Report on Form 8-K, filed with the Commission on December 4, 2012, is incorporated herein by reference).

4.2	Officer’s Certificate, dated as of February 17, 2017, with respect to the 0.625% Notes due 2021, the 1.500% Notes due 2025 and the 3.125% Notes due 2029 (Exhibit 4.1 to McKesson Corporation’s Current Report on Form 8-K, filed with the Commission on February 17, 2017, is incorporated herein by reference).

4.3	Form of 0.625% Note due 2021 (included in Exhibit 4.2 above).

4.4	Form of 1.500% Note due 2025 (included in Exhibit 4.2 above).

4.5	Form of 3.125% Note due 2029 (included in Exhibit 4.2 above).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 17, 2017	McKesson Corporation

	By:	/s/ John G. Saia
John G. Saia
Associate General Counsel and Corporate Secretary

Exhibit Index

Exhibit Number	Exhibit Description

4.1	Indenture, dated as of December 4, 2012, by and between McKesson Corporation and Wells Fargo Bank, National Association, as trustee (Exhibit 4.1 to McKesson Corporation’s Current Report on Form 8-K, filed with the Commission on December 4, 2012, is incorporated herein by reference).

4.2	Officer’s Certificate, dated as of February 17, 2017, with respect to the 0.625% Notes due 2021, the 1.500% Notes due 2025 and the 3.125% Notes due 2029 (Exhibit 4.1 to McKesson Corporation’s Current Report on Form 8-K, filed with the Commission on February 17, 2017, is incorporated herein by reference).

4.3	Form of 0.625% Note due 2021 (included in Exhibit 4.2 above).

4.4	Form of 1.500% Note due 2025 (included in Exhibit 4.2 above).

4.5	Form of 3.125% Note due 2029 (included in Exhibit 4.2 above).